Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS RECORD NET INCOME FOR FULL YEAR 2018
OF $704 MILLION AND DILUTED EARNINGS PER SHARE OF $4.81,
BOTH UP BY 39% FROM THE PRIOR YEAR

Pasadena, California — January 24, 2019 — East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the fourth quarter and full year of 2018. For the fourth quarter of 2018, net income was $173.0 million or $1.18 per diluted share. For the full year 2018, net income was $703.7 million or $4.81 per diluted share.

“Total loans reached a record $32.4 billion as of December 31, 2018, growing $3.3 billion, or 11% year-over-year,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Total deposits grew $3.2 billion, or 10% year-over-year, to a record $35.4 billion as of December 31, 2018.”

“In 2018, East West achieved record earnings for a ninth consecutive year. Our total revenue of $1.6 billion grew by 11%, and our net interest margin of 3.78% expanded by 30 basis points year-over-year,” continued Ng. “In addition, revenue growth outpaced expense increases, improving our operating efficiency. In 2018, we earned a return on average assets of 1.83% and a return on average equity of 17.0%. I would like to thank our 3,150 associates for their dedication and diligence in delivering another year of strong financial performance.”

“We look forward to the new year with confidence. With our presence in the U.S. and Greater China, we have built cross-border banking expertise that differentiates us from other banks. Our associates go beyond banking to provide clients with knowledge and understanding essential to conducting business in both markets. We believe this positioning will serve us well in 2019 and beyond,” concluded Ng.

HIGHLIGHTS OF RESULTS

•
Full Year and Fourth Quarter Earnings — Full year 2018 net income of $703.7 million and diluted earnings per share (“EPS”) of $4.81 both grew by 39% compared to full year 2017 net income of $505.6 million and diluted EPS of $3.47. Fourth quarter 2018 net income of $173.0 million and diluted EPS of $1.18 both grew by 104% from fourth quarter 2017 net earnings of $84.9 million and diluted EPS of $0.58.

•
Net Interest Income Growth and Net Interest Margin Expansion — Fourth quarter 2018 net interest income was $369.4 million, a quarterly increase of $20.7 million or 6%, and a year-over-year increase of $49.7 million or 16%. Fourth quarter 2018 net interest margin (“NIM”) of 3.79% expanded by three basis points linked quarter and 22 basis points year-over-year. Net interest income growth primarily reflected loan yield expansion and loan growth, partially offset by the increase in the cost of funds.

•
Record Loans — Total loans of $32.4 billion as of December 31, 2018 were up $1.2 billion or 15% linked quarter annualized, from $31.2 billion as of September 30, 2018. The largest increase in loans this quarter was in commercial and industrial loans, followed by single-family mortgages. Total loans grew by $3.3 billion or 11% year-over-year.

•
Record Deposits — Total deposits of $35.4 billion as of December 31, 2018 were up $1.8 billion or 21% linked quarter annualized, from $33.6 billion as of September 30, 2018. The sequential quarter growth in deposits was broad-based, including growth of $583 million, or 21% linked quarter annualized, in noninterest-bearing demand accounts. Total deposits grew by $3.2 billion or 10% year-over-year.

•
Asset Quality Metrics — The allowance for loan losses was $311.3 million, or 0.96% of loans held-for-investment (“HFI”), as of December 31, 2018, compared to $310.0 million, or 0.99% of loans HFI, as of September 30, 2018. For the fourth quarter of 2018, annualized net charge-offs were 0.20% of average loans HFI, compared to annualized net charge-offs of 0.05% of average loans HFI for the previous quarter. Non-purchased credit impaired (“Non-PCI”) nonperforming assets decreased to $93.0 million, or 0.23% of total assets, as of December 31, 2018, from $114.6 million, or 0.29% of total assets, as of September 30, 2018.

•
Capital Levels — Capital levels for East West continue to be strong. As of December 31, 2018, stockholders’ equity was $4.4 billion, or $30.52 per share. Tangible equity[1] per common share was $27.15 as of December 31, 2018, an increase of 5% linked quarter and 17% year-over-year. As of December 31, 2018, the tangible equity to tangible assets ratio[1] was 9.71%, the common equity tier 1 (“CET1”) capital ratio was 12.2%, and the total risk-based capital ratio was 13.7%.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017
Net income	$173.0	$171.3	$84.9
Adjusted net income (1)	$173.0	$171.3	$126.6
Earnings per share (diluted)	$1.18	$1.17	$0.58
Adjusted earnings per share (diluted) (1)	$1.18	$1.17	$0.87
Book value per common share	$30.52	$29.29	$26.58
Tangible equity (1) per common share	$27.15	$25.91	$23.13
Tangible equity to tangible assets ratio (1)	9.71%	9.73%	9.12%
Return on average assets (2)	1.69%	1.76%	0.90%
Return on average equity (2)	15.8%	16.2%	8.7%
Return on average tangible equity (1)(2)	18.0%	18.5%	10.2%
Adjusted return on average assets (1)(2)	1.69%	1.76%	1.35%
Adjusted return on average equity (1)(2)	15.8%	16.2%	13.0%
Adjusted return on average tangible equity (1)(2)	18.0%	18.5%	15.1%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.50%	2.44%	2.27%
Net interest income	$369.4	$348.7	$319.7
Net interest margin (2)	3.79%	3.76%	3.57%
Cost of deposits (2)	0.90%	0.78%	0.43%
Efficiency ratio	45.8%	45.5%	48.0%
Adjusted efficiency ratio (1)	37.9%	39.9%	41.6%

(1)	See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13, and 15.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2019

Our current outlook for the expected full year 2019 results, compared to our full year 2018 results, is as follows:

•	End of Period Loans: increase by approximately 10%.

•	Net Interest Income (excluding the impact of ASC 310-30 discount accretion): increase at a percentage rate in the low double-digits.

•	Net Interest Margin (excluding the impact of ASC 310-30 discount accretion): between 3.75% and 3.80%.

•	Noninterest Expense (excluding tax credit amortization & deposit premium amortization): increase at a percentage rate in the mid-single-digits.

•	Provision for Credit Losses: in the range of $80 million to $90 million.

•	Tax Items: projecting full year effective tax rate of approximately 15%, including the impact of tax credit investments, which reduce our tax liability from statutory rates.

•	Interest Rates: No additional fed funds rate increases in the year 2019.

OPERATING RESULTS SUMMARY

Fourth Quarter 2018 Compared to Third Quarter 2018

Net Interest Income and Net Interest Margin
Net interest income totaled $369.4 million, a 6% increase from $348.7 million. Net interest margin increased by three basis points to 3.79% from 3.76%.

•
Excluding the impact of ASC 310-30 discount accretion, adjusted[2] net interest income of $363.6 million increased by 5% and adjusted[2] NIM of 3.73% increased by one basis point. ASC 310-30 discount accretion income was $5.8 million, an increase from $2.9 million last quarter.

•	Average loans of $31.5 billion grew by $1.0 billion, or 13% linked quarter annualized.

•	Average deposits of $35.0 billion grew by $1.7 billion, or 21% linked quarter annualized.

•	The yield on loans expanded by 20 basis points to 5.22% from 5.02%.

•	The yield on interest-earning assets expanded by 14 basis points to 4.69% from 4.55%.

•	The cost of deposits increased by 12 basis points to 0.90% from 0.78%.

•	The cost of funds increased by 12 basis points to 0.98% from 0.86%.

Noninterest Income
Noninterest income totaled $41.7 million, a decrease of $4.8 million or 10% from $46.5 million. Excluding the impact of all gains on sales, total fees and other operating income of $38.9 million in the fourth quarter of 2018 decreased by 7% from $41.9 million.

•	Increase in letters of credit fees and foreign exchange income reflected a greater volume of customer transactions.

•	Decrease in derivative fees and other income reflected a lower volume of customer transactions.

The following table presents total fees and other operating income for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017.

($ in thousands)	Quarter Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Branch fees	$9,512	$9,777	$10,287
Letters of credit fees and foreign exchange income	16,358	14,649	9,974
Ancillary loan fees and other income	5,835	6,795	6,457
Wealth management fees	2,796	3,535	2,797
Derivative fees and other income	1,125	4,595	4,737
Other fees and operating income	3,318	2,569	4,144
Total fees and other operating income	$38,944	$41,920	$38,396

Noninterest Expense
Noninterest expense of $188.1 million included $155.9 million of adjusted3 noninterest expense, $31.0 million in amortization of tax credit and other investments, and $1.3 million in amortization of core deposit intangibles.

•
Noninterest expense of $188.1 million increased by $8.3 million, or 5%, linked quarter, primarily reflecting an increase in the amortization of tax credit and other investments. Adjusted noninterest expense of $155.9 million decreased by $1.8 million, or 1%, linked quarter.

•	The adjusted efficiency ratio[3] was 37.9% in the fourth quarter, improving from 39.9% in the prior quarter.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 14.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

TAX RELATED ITEMS

The Company’s full year 2018 effective tax rate was 14%, resulting in tax expense of $115.0 million, compared to an effective tax rate of 31% and tax expense of $229.5 million for the full year 2017.

•
Tax expense in the fourth quarter of 2018 was $32.0 million, compared to a tax expense of $33.6 million in the third quarter of 2018. The effective tax rate for both the third and fourth quarters of 2018 was 16%.

•	For the full year 2019, the Company expects to continue to invest in tax credits and projects an effective tax rate of approximately 15%.

CREDIT QUALITY

The allowance for loan losses totaled $311.3 million, or 0.96% of loans HFI, as of December 31, 2018, compared to $310.0 million, or 0.99% of loans HFI, as of September 30, 2018, and $287.1 million, or 0.99% of loans HFI, as of December 31, 2017.

•	The provision for credit losses recorded for the current quarter was $18.0 million, compared to $10.5 million for the third quarter of 2018, and $15.5 million for the fourth quarter of 2017.

•
Net charge-offs for the current quarter were $16.0 million, or annualized 0.20% of average loans HFI. This compares to net charge-offs of $3.7 million, or annualized 0.05% of average loans HFI, for the third quarter of 2018, and net charge-offs of $16.0 million, or annualized 0.22% of average loans HFI, for the fourth quarter of 2017.

•	For the full year of 2018, the net charge-off ratio was 0.13% of average loans HFI, compared to 0.08% of average loans HFI for the full year of 2017.

•
Non-PCI nonperforming assets of $93.0 million, or 0.23% of total assets, as of December 31, 2018, improved from $114.6 million, or 0.29% of total assets, as of September 30, 2018, and $115.1 million, or 0.31% of total assets, as of December 31, 2017.

CAPITAL STRENGTH

Capital levels for East West continue to be strong. The following table presents the regulatory capital ratios for the quarters ended December 31, 2018, September 30, 2018, and December 31, 2017.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	December 31, 2018 (a)	September 30, 2018	December 31, 2017	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	12.2%	12.3%	11.4%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	12.2%	12.3%	11.4%	6.0%	8.0%	8.5%
Total risk-based capital ratio	13.7%	13.8%	12.9%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	9.9%	10.0%	9.2%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$32,515	$31,210	$29,669	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s December 31, 2018 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared first quarter 2019 dividends for the Company’s common stock. The common stock cash dividend of $0.23 per share is payable on February 15, 2019 to shareholders of record on February 4, 2019.

Conference Call

East West will host a conference call to discuss fourth quarter and full year 2018 earnings with the public on Thursday, January 24, 2019 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses fourth quarter and full year 2018 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. — (877) 506-6399; calls within Canada — (855) 669-9657; international calls — (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on January 24, 2019 at 11:30 a.m. Pacific Time through February 24, 2019. The replay numbers are: within the U.S. — (877) 344-7529; within Canada — (855) 669-9658; International calls — (412) 317-0088; and the replay access code is: 10127117.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $41.0 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the United States (“U.S.”) economy, including inflation, deflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations of our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; changes in the economy of and monetary policy in the People’s Republic of China; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2018 % Change
	December 31, 2018	September 30, 2018	December 31, 2017	Qtr-o-Qtr	Yr-o-Yr
Assets
Cash and due from banks	$516,291	$408,049	$457,181	26.5%	12.9%
Interest-bearing cash with banks	2,485,086	1,810,738	1,717,411	37.2	44.7
Cash and cash equivalents	3,001,377	2,218,787	2,174,592	35.3	38.0
Interest-bearing deposits with banks	371,000	400,900	398,422	(7.5)	(6.9)
Securities purchased under resale agreements (“resale agreements”) (1)	1,035,000	1,035,000	1,050,000	—	(1.4)
Investment securities	2,741,847	2,676,510	3,016,752	2.4	(9.1)
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	74,069	73,729	73,521	0.5	0.7
Loans held-for-sale (“HFS”)	275	3,114	85	(91.2)	223.5
Loans held-for-investment (net of allowance for loan losses of $311,322, $310,041 and $287,128)	32,073,867	30,900,144	28,688,590	3.8	11.8
Investments in qualified affordable housing partnerships, net	184,873	148,097	162,824	24.8	13.5
Investments in tax credit and other investments, net	231,635	232,194	224,551	(0.2)	3.2
Goodwill	465,547	465,547	469,433	—	(0.8)
Branch assets HFS (2)	—	—	91,318	—	(100.0)
Other assets	862,866	919,084	800,161	(6.1)	7.8
Total assets	$41,042,356	$39,073,106	$37,150,249	5.0%	10.5%

Liabilities and Stockholders’ Equity
Deposits	$35,439,628	$33,629,124	$31,615,063	5.4%	12.1%
Deposits HFS (2)	—	—	605,111	—	(100.0)
Short-term borrowings	57,638	56,411	—	2.2	100.0
FHLB advances	326,172	325,596	323,891	0.2	0.7
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	50,000	50,000	—	—
Long-term debt	146,835	156,770	171,577	(6.3)	(14.4)
Accrued expenses and other liabilities	598,109	610,355	542,656	(2.0)	10.2
Total liabilities	36,618,382	34,828,256	33,308,298	5.1	9.9
Stockholders’ equity	4,423,974	4,244,850	3,841,951	4.2	15.1
Total liabilities and stockholders’ equity	$41,042,356	$39,073,106	$37,150,249	5.0%	10.5%

Book value per common share	$30.52	$29.29	$26.58	4.2%	14.8%
Tangible equity (3) per common share	$27.15	$25.91	$23.13	4.8	17.4
Tangible equity to tangible assets ratio (3)	9.71%	9.73%	9.12%	(0.3)	6.4
Number of common shares at period-end	144,961	144,929	144,543	0.0	0.3

(1)
Resale and repurchase agreements have been reported net, pursuant to Accounting Standards Codification (“ASC”) 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. As of each of December 31, 2018, September 30, 2018 and December 31, 2017, $400.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against gross resale agreements.

(2)	Represents the DCB branch assets and deposits that were classified as HFS as of December 31, 2017. Branch assets HFS were primarily comprised of loans.

(3)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2018 % Change
	December 31, 2018	September 30, 2018	December 31, 2017	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$12,056,970	$11,517,054	$10,697,231	4.7%	12.7%
Commercial real estate (“CRE”)	9,449,835	9,262,327	8,936,897	2.0	5.7
Multifamily residential	2,281,032	2,090,563	1,916,176	9.1	19.0
Construction and land	538,794	605,033	659,697	(10.9)	(18.3)
Consumer:
Single-family residential	6,036,454	5,684,587	4,646,289	6.2	29.9
Home equity lines of credit (“HELOCs”)	1,690,834	1,717,440	1,782,924	(1.5)	(5.2)
Other consumer	331,270	333,181	336,504	(0.6)	(1.6)
Total loans held-for-investment (1)(2)	32,385,189	31,210,185	28,975,718	3.8	11.8
Loans HFS (3)	275	3,114	78,217	(91.2)	(99.6)
Total loans (1)(2)	32,385,464	31,213,299	29,053,935	3.8	11.5
Allowance for loan losses	(311,322)	(310,041)	(287,128)	0.4	8.4
Net loans (1)(2)	$32,074,142	$30,903,258	$28,766,807	3.8%	11.5%

Deposits:
Noninterest-bearing demand	$11,377,009	$10,794,370	$10,887,306	5.4%	4.5%
Interest-bearing checking	4,584,447	4,383,672	4,419,089	4.6	3.7
Money market	8,262,677	7,608,191	8,359,425	8.6	(1.2)
Savings	2,146,429	2,142,105	2,308,494	0.2	(7.0)
Total core deposits	26,370,562	24,928,338	25,974,314	5.8	1.5
Time deposits	9,069,066	8,700,786	5,640,749	4.2	60.8
Deposits HFS	—	—	605,111	—	(100.0)
Total deposits	$35,439,628	$33,629,124	$32,220,174	5.4%	10.0%

(1)
Includes $(48.9) million, $(42.4) million and $(34.0) million as of December 31, 2018, September 30, 2018 and December 31, 2017, respectively, of net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $22.2 million, $24.5 million and $35.3 million as of December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

(3)	Includes $78.1 million of loans HFS in branch assets as of December 31, 2017.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			December 31, 2018 % Change
	December 31, 2018	September 30, 2018	December 31, 2017	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$457,334	$422,185	$359,765	8.3%	27.1%
Interest expense	87,918	73,465	40,064	19.7	119.4
Net interest income before provision for credit losses	369,416	348,720	319,701	5.9	15.6
Provision for credit losses	17,959	10,542	15,517	70.4	15.7
Net interest income after provision for credit losses	351,457	338,178	304,184	3.9	15.5
Noninterest income	41,695	46,502	45,206	(10.3)	(7.8)
Noninterest expense	188,097	179,815	175,263	4.6	7.3
Income before income taxes	205,055	204,865	174,127	0.1	17.8
Income tax expense	32,037	33,563	89,229	(4.5)	(64.1)
Net income	$173,018	$171,302	$84,898	1.0%	103.8%
Earnings per share (“EPS”)
- Basic	$1.19	$1.18	$0.59	1.0%	103.2%
- Diluted	$1.18	$1.17	$0.58	1.0	103.7
Weighted average number of shares outstanding
- Basic	144,960	144,921	144,542	0.0%	0.3%
- Diluted	146,133	146,173	146,030	0.0	0.1

	Three Months Ended			December 31, 2018 % Change
	December 31, 2018	September 30, 2018	December 31, 2017	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Branch fees	$9,512	$9,777	$10,287	(2.7)%	(7.5)%
Letters of credit fees and foreign exchange income	16,358	14,649	9,974	11.7	64.0
Ancillary loan fees and other income	5,835	6,795	6,457	(14.1)	(9.6)
Wealth management fees	2,796	3,535	2,797	(20.9)	0.0
Derivative fees and other income	1,125	4,595	4,737	(75.5)	(76.3)
Net gains on sales of loans	1,509	1,145	2,210	31.8	(31.7)
Net gains on sales of available-for-sale investment securities	161	35	1,304	360.0	(87.7)
Net gains on sales of fixed assets	1,081	3,402	3,296	(68.2)	(67.2)
Other fees and operating income	3,318	2,569	4,144	29.2	(19.9)
Total noninterest income	$41,695	$46,502	$45,206	(10.3)%	(7.8)%
Noninterest expense:
Compensation and employee benefits	$93,790	$96,733	$90,361	(3.0)%	3.8%
Occupancy and equipment expense	18,017	17,292	17,092	4.2	5.4
Deposit insurance premiums and regulatory assessments	3,093	6,013	6,351	(48.6)	(51.3)
Legal expense	2,145	1,544	2,514	38.9	(14.7)
Data processing	3,160	3,289	3,084	(3.9)	2.5
Consulting expense	1,424	2,683	4,147	(46.9)	(65.7)
Deposit related expense	3,043	2,600	2,655	17.0	14.6
Computer software expense	6,205	5,478	4,360	13.3	42.3
Other operating expense	26,262	23,394	22,808	12.3	15.1
Amortization of tax credit and other investments	30,958	20,789	21,891	48.9	41.4
Total noninterest expense	$188,097	$179,815	$175,263	4.6%	7.3%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2018 % Change
	December 31, 2018	December 31, 2017	Yr-o-Yr
Interest and dividend income	$1,651,703	$1,325,119	24.6%
Interest expense	265,195	140,050	89.4
Net interest income before provision for credit losses	1,386,508	1,185,069	17.0
Provision for credit losses	64,255	46,266	38.9
Net interest income after provision for credit losses	1,322,253	1,138,803	16.1
Noninterest income	210,909	257,748	(18.2)
Noninterest expense	714,466	661,451	8.0
Income before income taxes	818,696	735,100	11.4
Income tax expense	114,995	229,476	(49.9)
Net income	$703,701	$505,624	39.2%
EPS
- Basic	$4.86	$3.50	38.8%
- Diluted	$4.81	$3.47	38.9
Weighted average number of shares outstanding
- Basic	144,862	144,444	0.3%
- Diluted	146,169	145,913	0.2

	Year Ended		December 31, 2018 % Change
	December 31, 2018	December 31, 2017	Yr-o-Yr
Noninterest income:
Branch fees	$39,859	$40,925	(2.6)%
Letters of credit fees and foreign exchange income	56,282	44,344	26.9
Ancillary loan fees and other income	24,052	23,333	3.1
Wealth management fees	13,785	13,974	(1.4)
Derivative fees and other income	18,980	17,671	7.4
Net gains on sales of loans	6,590	8,870	(25.7)
Net gains on sales of available-for-sale investment securities	2,535	8,037	(68.5)
Net gains on sales of fixed assets	6,683	77,388	(91.4)
Net gain on sale of business	31,470	3,807	NM
Other fees and operating income	10,673	19,399	(45.0)
Total noninterest income	$210,909	$257,748	(18.2)%
Noninterest expense:
Compensation and employee benefits	$379,622	$335,291	13.2%
Occupancy and equipment expense	68,896	64,921	6.1
Deposit insurance premiums and regulatory assessments	21,211	23,735	(10.6)
Legal expense	8,781	11,444	(23.3)
Data processing	13,177	12,093	9.0
Consulting expense	11,579	14,922	(22.4)
Deposit related expense	11,244	9,938	13.1
Computer software expense	22,286	18,183	22.6
Other operating expense	88,042	82,974	6.1
Amortization of tax credit and other investments	89,628	87,950	1.9
Total noninterest expense	$714,466	$661,451	8.0%

NM Not Meaningful

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended				December 31, 2018 % Change		Year Ended				December 31, 2018 % Change
	December 31, 2018	September 30, 2018	December 31, 2017		Qtr-o-Qtr	Yr-o-Yr	December 31, 2018		December 31, 2017		Yr-o-Yr
Loans:
Commercial:
C&I	$11,554,737	$11,127,338	$10,518,121		3.8%	9.9%	$11,037,992		$10,180,582		8.4%
CRE	9,363,625	9,134,784	8,917,681		2.5	5.0	9,136,783		8,485,323		7.7
Multifamily residential	2,162,877	2,056,456	1,909,933		5.2	13.2	2,034,258		1,785,210		14.0
Construction and land	582,311	622,272	674,337		(6.4)	(13.6)	632,303		669,073		(5.5)
Consumer:
Single-family residential	5,854,551	5,495,824	4,498,180		6.5	30.2	5,309,689		4,013,542		32.3
HELOCs	1,709,022	1,741,890	1,783,762		(1.9)	(4.2)	1,754,071		1,780,377		(1.5)
Other consumer	307,752	319,473	344,447		(3.7)	(10.7)	324,918		338,649		(4.1)
Total loans (1)(2)	$31,534,875	$30,498,037	$28,646,461		3.4%	10.1%	$30,230,014		$27,252,756		10.9%

Investment securities	$2,777,381	$2,727,219	$2,925,817		1.8%	(5.1)%	$2,773,152		$3,026,693		(8.4)%
Interest-earning assets	$38,688,647	$36,822,293	$35,491,424		5.1%	9.0%	$36,707,142		$34,034,065		7.9%
Total assets	$40,525,188	$38,659,262	$37,262,618		4.8%	8.8%	$38,542,569		$35,787,613		7.7%

Deposits:
Noninterest-bearing demand	$11,447,345	$10,639,554	$11,531,181		7.6%	(0.7)%	$11,089,537		$10,627,718		4.3%
Interest-bearing checking	4,449,541	4,515,256	4,313,732		(1.5)	3.1	4,477,793		3,951,930		13.3
Money market	8,180,426	7,613,030	8,198,133		7.5	(0.2)	7,985,526		8,026,347		(0.5)
Savings	2,124,697	2,194,792	2,472,207		(3.2)	(14.1)	2,245,644		2,369,398		(5.2)
Total core deposits	26,202,009	24,962,632	26,515,253		5.0	(1.2)	25,798,500		24,975,393		3.3
Time deposits	8,783,068	8,277,129	5,735,014		6.1	53.1	7,431,749		5,838,382		27.3
Total deposits	$34,985,077	$33,239,761	$32,250,267	(3)	5.3%	8.5%	$33,230,249	(3)	$30,813,775	(3)	7.8%

Interest-bearing liabilities	$24,122,509	$23,190,465	$21,280,348		4.0%	13.4%	$22,709,554		$20,930,965		8.5%
Stockholders’ equity	$4,335,110	$4,197,675	$3,856,802		3.3%	12.4%	$4,130,822		$3,687,213		12.0%

(1)
Includes ASC 310-30 discount of $23.8 million, $25.9 million and $37.7 million for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively, and $28.4 million and $43.3 million for the years ended December 31, 2018 and 2017, respectively.

(2)	Includes loans HFS.

(3)	Includes deposits HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	December 31, 2018			September 30, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,267,484	$18,791	2.28%	$2,521,002	$13,353	2.10%
Resale agreements (2)	1,035,000	7,819	3.00%	1,002,500	7,393	2.93%
Investment securities	2,777,381	15,216	2.17%	2,727,219	15,180	2.21%
Loans (3)	31,534,875	414,517	5.22%	30,498,037	385,538	5.02%
FHLB and FRB stock	73,907	991	5.32%	73,535	721	3.89%
Total interest-earning assets	38,688,647	457,334	4.69%	36,822,293	422,185	4.55%

Noninterest-earning assets:
Cash and due from banks	482,767			424,350
Allowance for loan losses	(314,019)			(301,557)
Other assets	1,667,793			1,714,176
Total assets	$40,525,188			$38,659,262

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,449,541	$9,963	0.89%	$4,515,256	$9,551	0.84%
Money market deposits	8,180,426	27,640	1.34%	7,613,030	21,411	1.12%
Savings deposits	2,124,697	2,257	0.42%	2,194,792	2,308	0.42%
Time deposits	8,783,068	39,459	1.78%	8,277,129	31,762	1.52%
Federal funds purchased and other short-term borrowings	57,198	624	4.33%	58,218	643	4.38%
FHLB advances	325,826	2,903	3.53%	325,246	2,732	3.33%
Repurchase agreements (2)	50,000	3,396	26.95%	50,000	3,366	26.71%
Long-term debt	151,753	1,676	4.38%	156,794	1,692	4.28%
Total interest-bearing liabilities	24,122,509	87,918	1.45%	23,190,465	73,465	1.26%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	11,447,345			10,639,554
Accrued expenses and other liabilities	620,224			631,568
Stockholders’ equity	4,335,110			4,197,675
Total liabilities and stockholders’ equity	$40,525,188			$38,659,262

Interest rate spread			3.24%			3.29%
Net interest income and net interest margin		$369,416	3.79%		$348,720	3.76%
Adjusted net interest income and adjusted net interest margin (4)		$363,606	3.73%		$345,857	3.72%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.72% and 2.63% for the three months ended December 31, 2018 and September 30, 2018, respectively. The weighted-average interest rates of gross repurchase agreements were 4.77% and 4.65% for the three months ended December 31, 2018 and September 30, 2018, respectively.

(3)	Includes loans HFS and ASC 310-30 discount of $23.8 million and $25.9 million for the three months ended December 31, 2018 and September 30, 2018, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	December 31, 2018			December 31, 2017
	Average		Average	Average			Average
	Balance	Interest	Yield/Rate (1)	Balance		Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,267,484	$18,791	2.28%	$2,743,548		$11,092	1.60%
Resale agreements (2)	1,035,000	7,819	3.00%	1,102,174		6,873	2.47%
Investment securities	2,777,381	15,216	2.17%	2,925,817		14,734	2.00%
Loans (3)	31,534,875	414,517	5.22%	28,646,461		326,401	4.52%
FHLB and FRB stock	73,907	991	5.32%	73,424		665	3.59%
Total interest-earning assets	38,688,647	457,334	4.69%	35,491,424		359,765	4.02%

Noninterest-earning assets:
Cash and due from banks	482,767			417,798
Allowance for loan losses	(314,019)			(285,490)
Other assets	1,667,793			1,638,886
Total assets	$40,525,188			$37,262,618

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,449,541	$9,963	0.89%	$4,313,732	(4)	$5,767	0.53%
Money market deposits	8,180,426	27,640	1.34%	8,198,133	(4)	13,772	0.67%
Savings deposits	2,124,697	2,257	0.42%	2,472,207	(4)	1,906	0.31%
Time deposits	8,783,068	39,459	1.78%	5,735,014	(4)	13,143	0.91%
Federal funds purchased and other short-term borrowings	57,198	624	4.33%	16,070		126	3.11%
FHLB advances	325,826	2,903	3.53%	323,598		2,013	2.47%
Repurchase agreements (2)	50,000	3,396	26.95%	50,000		1,938	15.38%
Long-term debt	151,753	1,676	4.38%	171,594		1,399	3.23%
Total interest-bearing liabilities	24,122,509	87,918	1.45%	21,280,348		40,064	0.75%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	11,447,345			11,531,181	(4)
Accrued expenses and other liabilities	620,224			594,287
Stockholders’ equity	4,335,110			3,856,802
Total liabilities and stockholders’ equity	$40,525,188			$37,262,618

Interest rate spread			3.24%				3.27%
Net interest income and net interest margin		$369,416	3.79%			$319,701	3.57%
Adjusted net interest income and adjusted net interest margin (5)		$363,606	3.73%			$312,678	3.49%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements are 2.72% and 2.40% for the three months ended December 31, 2018 and 2017, respectively. The weighted-average interest rates of gross repurchase agreements are 4.77% and 3.66% for the three months ended December 31, 2018 and 2017, respectively.

(3)	Includes loans HFS and ASC 310-30 discount of $23.8 million and $37.7 million for the three months ended December 31, 2018 and 2017, respectively.

(4)	Includes deposits HFS.

(5)	See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Year Ended
	December 31, 2018			December 31, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,609,463	$54,804	2.10%	$2,242,256	$33,390	1.49%
Resale agreements (1)	1,020,822	29,328	2.87%	1,438,767	32,095	2.23%
Investment securities	2,773,152	60,911	2.20%	3,026,693	58,670	1.94%
Loans (2)	30,230,014	1,503,514	4.97%	27,252,756	1,198,440	4.40%
FHLB and FRB stock	73,691	3,146	4.27%	73,593	2,524	3.43%
Total interest-earning assets	36,707,142	1,651,703	4.50%	34,034,065	1,325,119	3.89%

Noninterest-earning assets:
Cash and due from banks	445,768			395,092
Allowance for loan losses	(298,600)			(272,765)
Other assets	1,688,259			1,631,221
Total assets	$38,542,569			$35,787,613

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits (3)	$4,477,793	$34,657	0.77%	$3,951,930	$18,305	0.46%
Money market deposits (3)	7,985,526	83,696	1.05%	8,026,347	44,181	0.55%
Savings deposits (3)	2,245,644	8,621	0.38%	2,369,398	6,431	0.27%
Time deposits (3)	7,431,749	107,778	1.45%	5,838,382	47,474	0.81%
Federal funds purchased and other short-term borrowings	32,222	1,398	4.34%	34,546	1,003	2.90%
FHLB advances	327,435	10,447	3.19%	391,480	7,751	1.98%
Repurchase agreements (1)	50,000	12,110	24.22%	140,000	9,476	6.77%
Long-term debt	159,185	6,488	4.08%	178,882	5,429	3.03%
Total interest-bearing liabilities	22,709,554	265,195	1.17%	20,930,965	140,050	0.67%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits (3)	11,089,537			10,627,718
Accrued expenses and other liabilities	612,656			541,717
Stockholders’ equity	4,130,822			3,687,213
Total liabilities and stockholders’ equity	$38,542,569			$35,787,613

Interest rate spread			3.33%			3.22%
Net interest income and net interest margin		$1,386,508	3.78%		$1,185,069	3.48%
Adjusted net interest income and net interest margin (4)		$1,366,336	3.72%		$1,164,017	3.42%

(1)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements are 2.63% and 2.19% for the years ended December 31, 2018 and 2017, respectively. The weighted-average interest rates of gross repurchase agreements are 4.46% and 3.48% for the years ended December 31, 2018 and 2017, respectively.

(2)	Includes loans HFS and ASC 310-30 discount of $28.4 million and $43.3 million for the years ended December 31, 2018 and 2017, respectively.

(3)	Includes deposits HFS.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				December 31, 2018 Basis Point Change
	December 31, 2018	September 30, 2018	December 31, 2017		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.69%	1.76%	0.90%		(7)	bps	79	bps
Adjusted return on average assets (2)	1.69%	1.76%	1.35%		(7)		34
Return on average equity	15.83%	16.19%	8.73%		(36)		710
Adjusted return on average equity (2)	15.83%	16.19%	13.02%		(36)		281
Return on average tangible equity (2)	17.97%	18.47%	10.17%		(50)		780
Adjusted return on average tangible equity (2)	17.97%	18.47%	15.10%		(50)		287
Interest rate spread	3.24%	3.29%	3.27%		(5)		(3)
Net interest margin	3.79%	3.76%	3.57%		3		22
Adjusted net interest margin (2)	3.73%	3.72%	3.49%		1		24
Average loan yield	5.22%	5.02%	4.52%		20		70
Adjusted average loan yield (2)	5.14%	4.97%	4.42%		17		72
Yield on average interest-earning assets	4.69%	4.55%	4.02%		14		67
Cost of interest-bearing deposits	1.34%	1.14%	0.66%		20		68
Cost of deposits	0.90%	0.78%	0.43%		12		47
Cost of funds	0.98%	0.86%	0.48%		12		50
Adjusted pre-tax, pre-provision profitability ratio (2)	2.50%	2.44%	2.27%		6		23
Adjusted noninterest expense/average assets (2)	1.53%	1.62%	1.62%		(9)		(9)
Efficiency ratio	45.75%	45.50%	48.03%		25		(228)
Adjusted efficiency ratio (2)	37.92%	39.89%	41.59%		(197)	bps	(367)	bps

	Year Ended		December 31, 2018 Basis Point Change
	December 31, 2018	December 31, 2017	Yr-o-Yr
Return on average assets	1.83%	1.41%	42	bps
Adjusted return on average assets (2)	1.77%	1.41%	36
Return on average equity	17.04%	13.71%	333
Adjusted return on average equity (2)	16.50%	13.66%	284
Return on average tangible equity (2)	19.48%	16.03%	345
Adjusted return on average tangible equity (2)	18.87%	15.97%	290
Interest rate spread	3.33%	3.22%	11
Net interest margin	3.78%	3.48%	30
Adjusted net interest margin (2)	3.72%	3.42%	30
Average loan yield	4.97%	4.40%	57
Adjusted average loan yield (2)	4.90%	4.31%	59
Yield on average interest-earning assets	4.50%	3.89%	61
Cost of interest-bearing deposits	1.06%	0.58%	48
Cost of deposits	0.71%	0.38%	33
Cost of funds	0.78%	0.44%	34
Adjusted pre-tax, pre-provision profitability ratio (2)	2.46%	2.24%	22
Adjusted noninterest expense/average assets (2)	1.61%	1.58%	3
Efficiency ratio	44.73%	45.84%	(111)
Adjusted efficiency ratio (2)	39.55%	41.44%	(189)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Three Months Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$310,010	$301,511	$285,858	$287,070	$260,402
Provision for loan losses on non-PCI loans	17,321	12,650	16,945	65,043	49,129
Net (charge-offs) recoveries:
Commercial:
C&I	(21,227)	(4,051)	(16,150)	(48,827)	(26,747)
CRE	4,763	2	570	5,194	2,111
Multifamily residential	286	77	(607)	1,757	722
Construction and land	24	23	86	740	110
Consumer:
Single-family residential	106	295	117	1,213	545
HELOCs	38	—	—	38	(31)
Other consumer	(2)	(5)	10	(185)	135
Total net charge-offs	(16,012)	(3,659)	(15,974)	(40,070)	(23,155)
Foreign currency translation adjustments	(19)	(492)	241	(743)	694
Allowance for non-PCI loans, end of period	311,300	310,010	287,070	311,300	287,070
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	31	39	68	58	118
Reversal of loan losses on PCI loans	(9)	(8)	(10)	(36)	(60)
Allowance for PCI loans, end of period	22	31	58	22	58
Allowance for loan losses	311,322	310,041	287,128	311,322	287,128
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	11,919	14,019	14,736	13,318	16,121
Provision for (reversal of) unfunded credit reserves	647	(2,100)	(1,418)	(752)	(2,803)
Allowance for unfunded credit reserves, end of period	12,566	11,919	13,318	12,566	13,318
Allowance for credit losses	$323,888	$321,960	$300,446	$323,888	$300,446

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	December 31, 2018	September 30, 2018	December 31, 2017

Nonaccrual loans:
Commercial:
C&I	$43,840	$72,797	$69,213
CRE	24,218	24,752	26,986
Multifamily residential	1,260	1,761	1,717
Construction and land	—	—	3,973
Consumer:
Single-family residential	5,259	5,222	5,923
HELOCs	8,614	6,872	4,006
Other consumer	2,502	2,491	2,491
Total nonaccrual loans	85,693	113,895	114,309
Other real estate owned, net	133	748	830
Other nonperforming assets	7,167	—	—
Total nonperforming assets	$92,993	$114,643	$115,139

Credit Quality Ratios	December 31, 2018	September 30, 2018	December 31, 2017

Non-PCI nonperforming assets to total assets (1)	0.23%	0.29%	0.31%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.26%	0.36%	0.39%
Allowance for loan losses to loans held-for-investment (1)	0.96%	0.99%	0.99%
Allowance for loan losses to non-PCI nonaccrual loans	363.30%	272.22%	251.19%
Annualized quarterly net charge-offs to average loans held-for-investment	0.20%	0.05%	0.22%
Annual net charge-offs to average loans held-for-investment	0.13%	N/A	0.08%

N/A: Not applicable

(1)	Total assets and loans held-for-investment include PCI loans of $308.0 million, $345.0 million and $482.3 million as of December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 12
During the first quarter of 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million. During the third quarter of 2017, the Company sold its insurance brokerage business, East West Insurance Services, Inc. (“EWIS”) and recognized a pre-tax gain on sale of $3.8 million. During the fourth quarter of 2017, the Tax Cuts and Jobs Act was enacted, which resulted in an additional income tax expense of $41.7 million. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the impact of the Tax Cuts and Jobs Act and after-tax gains on the sales of the commercial property, EWIS business and DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		December 31, 2018	September 30, 2018	December 31, 2017
Net income	(a)	$173,018	$171,302	$84,898
Add: Impact of the Tax Cuts and Jobs Act		—	—	41,689
Adjusted net income	(b)	$173,018	$171,302	$126,587

Diluted weighted average number of shares outstanding		146,133	146,173	146,030

Diluted EPS		$1.18	$1.17	$0.58
Diluted EPS impact of the Tax Cuts and Jobs Act		—	—	0.29
Adjusted diluted EPS		$1.18	$1.17	$0.87

Average total assets	(c)	$40,525,188	$38,659,262	$37,262,618
Average stockholders’ equity	(d)	$4,335,110	$4,197,675	$3,856,802
Return on average assets (1)	(a)/(c)	1.69%	1.76%	0.90%
Adjusted return on average assets (1)	(b)/(c)	1.69%	1.76%	1.35%
Return on average equity (1)	(a)/(d)	15.83%	16.19%	8.73%
Adjusted return on average equity (1)	(b)/(d)	15.83%	16.19%	13.02%

		Year Ended
		December 31, 2018	December 31, 2017
Net income	(e)	$703,701	$505,624
Add: Impact of the Tax Cuts and Jobs Act		—	41,689
Less: Gain on sale of the commercial property		—	(71,654)
Gain on sale of business		(31,470)	(3,807)
Add: Tax effect of adjustments (2)		9,303	31,729
Adjusted net income	(f)	$681,534	$503,581

Diluted weighted average number of shares outstanding		146,169	145,913

Diluted EPS		$4.81	$3.47
Diluted EPS impact of the Tax Cuts and Jobs Act		—	0.29
Diluted EPS impact of gain on sale of the commercial property, net of tax		—	(0.28)
Diluted EPS impact of gain on sale of business, net of tax		(0.15)	(0.02)
Adjusted diluted EPS		$4.66	$3.46

Average total assets	(g)	$38,542,569	$35,787,613
Average stockholders’ equity	(h)	$4,130,822	$3,687,213
Return on average assets	(e)/(g)	1.83%	1.41%
Adjusted return on average assets	(f)/(g)	1.77%	1.41%
Return on average equity	(e)/(h)	17.04%	13.71%
Adjusted return on average equity	(f)/(h)	16.50%	13.66%

(1)	Annualized.

(2)	Statutory rates of 29.56% and 42.05% were applied for the twelve months ended December 31, 2018 and 2017, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on the sales of the commercial property, EWIS business and DCB branches that were sold in the first quarter of 2017, third quarter of 2017 and first quarter of 2018, respectively (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		December 31, 2018	September 30, 2018	December 31, 2017
Net interest income before provision for credit losses	(a)	$369,416	$348,720	$319,701
Total noninterest income		41,695	46,502	45,206
Total revenue	(b)	$411,111	$395,222	$364,907

Total noninterest expense	(c)	$188,097	$179,815	$175,263
Less: Amortization of tax credit and other investments		(30,958)	(20,789)	(21,891)
Amortization of core deposit intangibles		(1,265)	(1,369)	(1,621)
Adjusted noninterest expense	(d)	$155,874	$157,657	$151,751
Efficiency ratio	(c)/(b)	45.75%	45.50%	48.03%
Adjusted efficiency ratio	(d)/(b)	37.92%	39.89%	41.59%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$255,237	$237,565	$213,156
Average total assets	(f)	$40,525,188	$38,659,262	$37,262,618
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.50%	2.44%	2.27%
Adjusted noninterest expense (1)/average assets	(d)/(f)	1.53%	1.62%	1.62%

		Year Ended
		December 31, 2018	December 31, 2017
Net interest income before provision for credit losses	(g)	$1,386,508	$1,185,069
Total noninterest income		210,909	257,748
Total revenue	(h)	1,597,417	1,442,817
Noninterest income		210,909	257,748
Less: Gain on sale of the commercial property		—	(71,654)
Gain on sale of business		(31,470)	(3,807)
Adjusted noninterest income	(i)	$179,439	$182,287
Adjusted revenue	(g)+(i) = (j)	$1,565,947	$1,367,356

Total noninterest expense	(k)	$714,466	$661,451
Less: Amortization of tax credit and other investments		(89,628)	(87,950)
Amortization of core deposit intangibles		(5,492)	(6,935)
Adjusted noninterest expense	(l)	$619,346	$566,566
Efficiency ratio	(k)/(h)	44.73%	45.84%
Adjusted efficiency ratio	(l)/(j)	39.55%	41.44%
Adjusted pre-tax, pre-provision income	(j)-(l) = (m)	$946,601	$800,790
Average total assets	(n)	$38,542,569	$35,787,613
Adjusted pre-tax, pre-provision profitability ratio	(m)/(n)	2.46%	2.24%
Adjusted noninterest expense/average assets	(l)/(n)	1.61%	1.58%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended						Year Ended
Yield on Average Loans		December 31, 2018		September 30, 2018		December 31, 2017		December 31, 2018	December 31, 2017
Interest income on loans	(a)	$414,517		$385,538		$326,401		$1,503,514	$1,198,440
Less: ASC 310-30 discount accretion income		(5,810)		(2,863)		(7,023)		(20,172)	(21,052)
Adjusted interest income on loans	(b)	$408,707		$382,675		$319,378		$1,483,342	$1,177,388

Average loans	(c)	$31,534,875		$30,498,037		$28,646,461		$30,230,014	$27,252,756
Add: ASC 310-30 discount		23,833		25,852		37,660		28,400	43,341
Adjusted average loans	(d)	$31,558,708		$30,523,889		$28,684,121		$30,258,414	$27,296,097

Average loan yield	(a)/(c)	5.22%	(1)	5.02%	(1)	4.52%	(1)	4.97%	4.40%
Adjusted average loan yield	(b)/(d)	5.14%	(1)	4.97%	(1)	4.42%	(1)	4.90%	4.31%

Net Interest Margin
Net interest income	(e)	$369,416		$348,720		$319,701		$1,386,508	$1,185,069
Less: ASC 310-30 discount accretion income		(5,810)		(2,863)		(7,023)		(20,172)	(21,052)
Adjusted net interest income	(f)	$363,606		$345,857		$312,678		$1,366,336	$1,164,017

Average interest-earning assets	(g)	$38,688,647		$36,822,293		$35,491,424		$36,707,142	$34,034,065
Add: ASC 310-30 discount		23,833		25,852		37,660		28,400	43,341
Adjusted average interest-earning assets	(h)	$38,712,480		$36,848,145		$35,529,084		$36,735,542	$34,077,406

Net interest margin	(e)/(g)	3.79%	(1)	3.76%	(1)	3.57%	(1)	3.78%	3.48%
Adjusted net interest margin	(f)/(h)	3.73%	(1)	3.72%	(1)	3.49%	(1)	3.72%	3.42%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		December 31, 2018	September 30, 2018	December 31, 2017
Stockholders’ equity	(a)	$4,423,974	$4,244,850	$3,841,951
Less: Goodwill		(465,547)	(465,547)	(469,433)
Other intangible assets (1)		(22,365)	(23,656)	(28,825)
Tangible equity	(b)	$3,936,062	$3,755,647	$3,343,693

Total assets	(c)	$41,042,356	$39,073,106	$37,150,249
Less: Goodwill		(465,547)	(465,547)	(469,433)
Other intangible assets (1)		(22,365)	(23,656)	(28,825)
Tangible assets	(d)	$40,554,444	$38,583,903	$36,651,991
Total stockholders’ equity to total assets ratio	(a)/(c)	10.78%	10.86%	10.34%
Tangible equity to tangible assets ratio	(b)/(d)	9.71%	9.73%	9.12%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets and the after-tax gains on the sales of the commercial property, EWIS business and DCB branches, and the impact of the Tax Cuts and Jobs Act (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		December 31, 2018	September 30, 2018	December 31, 2017
Net Income		$173,018	$171,302	$84,898
Add: Amortization of core deposit intangibles		1,265	1,369	1,621
Amortization of mortgage servicing assets		448	461	437
Less: Tax effect of adjustments (2)		(506)	(542)	(865)
Tangible net income	(e)	$174,225	$172,590	$86,091
Add: Impact of the Tax Cuts and Jobs Act		—	—	41,689
Adjusted tangible net income	(f)	$174,225	$172,590	$127,780

Average stockholders’ equity		$4,335,110	$4,197,675	$3,856,802
Less: Average goodwill		(465,547)	(465,547)	(469,433)
Average other intangible assets (1)		(23,130)	(24,530)	(29,527)
Average tangible equity	(g)	$3,846,433	$3,707,598	$3,357,842
Return on average tangible equity (3)	(e)/(g)	17.97%	18.47%	10.17%
Adjusted return on average tangible equity (3)	(f)/(g)	17.97%	18.47%	15.10%

		Year Ended
		December 31, 2018	December 31, 2017
Net Income		$703,701	$505,624
Add: Amortization of core deposit intangibles		5,492	6,935
Amortization of mortgage servicing assets		1,814	1,843
Less: Tax effect of adjustments (2)		(2,160)	(3,691)
Tangible net income	(h)	$708,847	$510,711
Add: Impact of the Tax Cuts and Jobs Act		—	41,689
Less: Gain on sale of the commercial property		—	(71,654)
Gain on sale of business		(31,470)	(3,807)
Add: Tax effect of adjustments (2)		9,303	31,729
Adjusted tangible net income	(i)	$686,680	$508,668

Average stockholders’ equity		$4,130,822	$3,687,213
Less: Average goodwill		(466,346)	(469,433)
Average other intangible assets (1)		(25,337)	(32,238)
Average tangible equity	(j)	$3,639,139	$3,185,542
Return on average tangible equity	(h)/(j)	19.48%	16.03%
Adjusted return on average tangible equity	(i)/(j)	18.87%	15.97%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)
Statutory rate of 29.56% was applied for the three months ended September 30, 2018 and December 31, 2018, and twelve months ended December 31, 2018. Statutory rate of 42.05% was applied for the three and twelve months ended December 31, 2017.

(3)	Annualized.